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                                                                     EXHIBIT 5.1

                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                 March 6, 2001

Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada 89109

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Ameristar Casinos, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of Common Stock, $0.01 par value (the "Shares"), that may be issued pursuant to the 1999 Stock Incentive Plan (the "Stock Plan") and of $10,000,000 of unsecured obligations of the Company to pay deferred compensation to employees of the Company in the future and guarantees of the obligations of certain affiliates of the Company to pay deferred compensation to their respective employees in the future (the "Interests") in accordance with the terms of the Ameristar Casinos, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan").

        We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

        Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act:

        (i) the issuance by the Company of the Shares has been duly authorized;

        (ii) when issued in accordance with the terms of the Stock Plan, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock; and

        (iii) the Interests, when issued in accordance with the provisions of the Deferred Compensation Plan, will be validly issued, fully paid and non-assessable, and will be binding obligations of the Company, subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers, relating to, limiting or affecting the enforcement of creditor's rights generally, and (b) the effect of general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Deferred Compensation Plan and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

        We are admitted to practice in the State of California, and are not admitted to practice in the State of Nevada. However, for the limited purposes of our opinion set forth above, we are generally familiar with the Nevada General Corporation Law (the "NGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is limited to the laws of the State of California and, to the limited extent set forth above, the NGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.


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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/GIBSON, DUNN & CRUTCHER LLP

                                            GIBSON, DUNN & CRUTCHER LLP